Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Voyager Learning Company

We consent to incorporation by reference in the registration statements (Nos. 33-99982, 333-48425, 333-93099, 333-127232, 333-101186, and 333-58293) on Form S-8 of Voyager Learning Company (formerly known as ProQuest Company) and in the registration statement (No. 333-59450) on Form S-3 of Voyager Learning Company of our report dated September 17, 2008, with respect to the consolidated balance sheet of Voyager Learning Company and subsidiaries as of December 30, 2006, and the related consolidated statements of operations, shareholders’ equity (deficit) and comprehensive income (loss), and cash flows for each of the fiscal years in the two-year period ended December 30, 2006 and the related financial statement schedule, which report appears in the fiscal 2007 annual report on Form 10-K of Voyager Learning Company.

Our report refers to a change to the method of accounting for share-based payments in 2006.

/s/ KPMG LLP
Detroit, Michigan
December 4, 2008

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